Exhibit 10.32

Trademark and Brand License Agreement

PayPay Corporation (“PayPay”) and Z Holdings Corporation (“ZHD”) hereby execute this Trademark License Agreement (this “Agreement”) as follows in regard to the licensing of trademark rights and brands.

Article 1 Definitions

Unless otherwise defined in this Agreement, the following terms used in this Agreement have the following meanings.

(1)

“Trademarks” means the trademarks stated in Exhibit 1 (including those in the application process); if new trademark applications or registrations are made by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement (as defined in Item 16 of this Article), definition to include those trademarks applied for or registered. However, excluding those that have their registration revoked or invalidated or are certain to be unable to receive trademark registration by the Effective Date.

(2)	“Trademark Rights” means the trademark rights relating to the Trademarks (in regard to those in the application process, including rights arising from trademark registration applications).

(3)

“Designs” means the designs stated in Exhibit 2 (including those in the application process); if new design applications or registrations are made by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement, definition to include those designs applied for or registered. However, excluding those that are invalidated or are certain to be unable to receive design registration by the Effective Date.

(4)	“Design Rights” means the design rights relating to the Designs (in regard to those in the application process, including rights to receive design registration).

(5)

“Domains” means the domain names stated in Exhibit 3 (including those for which registration procedures are being performed); if new domain name registration procedures are performed or registrations are made by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement, definition to include those domain names for which registration procedures are performed or registration is made. However, excluding those that are certain to be unable to receive registration by the Effective Date.

(6)

“Works” means the works stated in Exhibit 4; if new works are created by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement, definition to include those works will be included.

(7)

“Copyrights” means the copyrights relating to the Works (including the rights provided for in Article 27 and Article 28 of the Copyright Act (Act No. 48 of 1970, as amended); excluding moral rights of authors)).

(8)	“Marks” collectively means the Trademarks, Designs, Domains, and Works.

(9)

“Mark Rights” collectively means the Trademark Rights, the Design Rights, the rights relating to the Domains (including the registration holder and registrant information of the relevant domain names and all other rights relating to the relevant domain names; in regard to those for which registration procedures are being performed, including rights to receive registration), and the Copyrights.

(10)	“Brands” means the logos, labels, and other brands stated in Exhibit 5.

(11)	“Sublicensees” means the corporations stated in Exhibit 6.

(12)

“Parent Companies” means parent companies as provided for in Article 8, Paragraph 3 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of 1963, as amended).

(13)

“Subsidiaries” means subsidiaries as provided for in Article 8, Paragraph 3 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of 1963, as amended).

(14)

“Affiliates” means affiliates as provided for in Article 8, Paragraph 5 of the Regulation on Terminology, Forms, and Preparation Methods of Financial Statements (Ministry of Finance Order No. 59 of 1963, as amended).

(15)	“ZHD Group” means the corporate group composed of the Subsidiaries and Affiliates of ZHD.

(16)	“Transfer Agreement” means the Trademark Transfer Agreement dated August 31, 2022 between ZHD and PayPay.

(17)	“Effective Date” means the date on which the transfer of trademark rights and other rights under the Transfer Agreement is performed.

Article 2 License of the Marks and Brands

1.

On the Effective Date, PayPay shall grant to ZHD non-exclusive, non-transferrable, and non-sublicensable (except in the cases provided for in the following Article) licenses, rights to use, and rights of exploitation (collectively, “Non-exclusive Licenses”) in regard to the Mark Rights. The licensed territories in regard to the Trademark Rights and the Design Rights are limited to the countries or territories where the Trademark Rights and the Design Rights are registered (if trademarks or designs identical to the Trademarks or the Designs are registered in other countries or territories on or after the execution date of this Agreement, including those countries or territories).

2.

On the Effective Date, PayPay shall grant to ZHD a license to use the Brands in the business activities of ZHD. For the avoidance of doubt, the license provided for in this paragraph does not constitute PayPay granting ZHD any right to act as an agent of PayPay, and when using the Brands, ZHD shall not make any display indicating that it acts as an agent of PayPay or any display that is likely to create a misunderstanding that ZHD is PayPay or an agent of PayPay.

Article 3 Sublicense

1.

ZHD may grant sublicenses, which are not permitted to be further sublicensed (however, of the Sublicensees, Z Financial Corporation may further sublicense the sublicenses to its Subsidiaries or Affiliates that are also other Sublicensees), for the Non-exclusive Licenses of the Mark Rights provided for in Paragraph 1 of the preceding Article and the rights to use the Brands provided for in Paragraph 2 of the preceding Article only to the Sublicensees. However, when granting those sublicenses, ZHD shall notify PayPay in advance in writing (including email; the same applies hereinafter) of the content of agreements with the Sublicensees regarding the sublicensing, the details of the Marks and/or the Brands subject to license, and any other matters requested by PayPay.

2.

In the case provided for in the preceding paragraph, ZHD shall impose on the Sublicensees’ obligations substantially equivalent to the obligations of ZHD under this Agreement and shall be responsible for managing the acts of the Sublicensees, and if a breach of those obligations by a Sublicensee is found, it will be deemed to be a breach of obligations under this Agreement by ZHD.

3.

If a Sublicensee falls under any of the following circumstances, unless separately approved by PayPay, ZHD shall terminate the agreement on sublicensing and cause the Sublicensee to cease using the Marks and the Brands. ZHD and PayPay shall separately consult and determine matters such as the specific timing of when the use of the Marks and the Brands will be ceased.

(1)

A change in control occurs (however, excluding changes of control within the ZHD Group other than changes resulting in control by PayPay or a wholly-owned Subsidiary of PayPay), and PayPay reasonably determines that it is inappropriate to continue sublicensing to that Sublicensee. In this item, “control” means the direct or indirect holding of a majority of voting rights in the Sublicensee or direct or indirect control by other means of decisions on the financial and business policies of the Sublicensee.

(2)

A change occurs in a shareholder who directly holds 30% or more of the voting rights of the Sublicensee (however, excluding those due to changes in shares within the ZHD Group other than changes in shares resulting in PayPay or a wholly-owned Subsidiary of PayPay holding those shares), and PayPay reasonably determines that it is inappropriate to continue sublicensing to that Sublicensee.

(3)	The dissolution (including by merger) of the Sublicensee is decided, or a dissolution order is issued.

(4)	The Sublicensee is subject to a dishonored note or check, is subject to suspension of transactions by a clearinghouse, becomes insolvent, or suspension of payments.

(5)

The Sublicensee is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation proceedings, other equivalent legal insolvency proceedings, or voluntary liquidation proceedings, or any of these proceedings have commenced.

(6)

The Sublicensee transfers all or a material part of its business to a third party (however, excluding cases in which the business transfer is conducted only within the ZHD Group and cases where the transferred business does not include the business that exercises the Non-exclusive Licenses relating to the Mark Rights and the rights to use relating to the Brands under Paragraph 1 of this Article).

4.	Unless with the prior written consent of ZHD, PayPay shall not itself or through a third party grant licenses for the Marks or the Brands to the Sublicensees.

Article 4 Licenses to Entities Other than ZHD and the Sublicensees

1.

If a ZHD Group company other than the Sublicensees (a “New Group Licensee”) wishes to use Marks or Brands, PayPay shall license the use of those Marks or Brands thereto under the terms and conditions agreed to upon consultation between PayPay and the New Group Licensee.

2.	PayPay and ZHD shall separately consult and agree to the fee rates to be applied to the license of the Marks and the Brands to the New Group Licensee under the preceding paragraph.

3.

PayPay shall not license the use of the Marks or the Brands to the corporations separately agreed upon by PayPay and ZHD (the “Competing Companies”) and shall not license the use of the Marks or the Brands to any third party for use in the services separately agreed upon by PayPay and ZHD (the “Competing Services”). From the execution date of this Agreement, PayPay and ZHD shall consult in good faith and agree upon the management policies for the Competing Companies and the Competing Services (including but not limited to making additions and/or deletions to the Competing Companies and the Competing Services) at least once per year.

Article 5 Consideration

1.

On the Effective Date, ZHD shall pay PayPay 53,000,000,000 yen as consideration for the license of the Marks and the Brands. Other than that consideration and the burden of costs provided for in Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 2, no other consideration from ZHD to PayPay will arise for the license of the Marks and the Brands.

2.

PayPay and ZHD confirm that the consideration for the transfer of mark rights under the Transfer Agreement (the “Transfer”) is 53,000,000,000 yen and that the obligation for PayPay to pay ZHD the consideration for the Transfer will have arisen as of the Effective Date.

3.

On the Effective Date, PayPay and ZHD shall offset the consideration for the license provided for in Paragraph 1 with the equivalent amount of the consideration for the Transfer provided for in the preceding paragraph.

Article 6 Handling of New Marks On and After the Effective Date

1.

If ZHD wishes to use trademarks or designs that PayPay newly applies for on or after the Effective Date (including those in the application process; “New Trademarks” and “New Designs”), domain names that PayPay newly acquires on or after the Effective Date (“New Domains”), works that PayPay newly creates or acquires copyrights for on or after the Effective Date, or logos, labels, or other brands that PayPay newly comes to hold on or after the Effective Date (collectively, “New Marks”), ZHD may include those New Marks in the scope of the license under Article 2 (License of the Marks and Brands) and the sublicense under Article 3 (Sublicense) by obtaining the separate consent of PayPay (PayPay shall consider in good faith any such request from ZHD). In that case, unless otherwise provided for in this Agreement, those New Marks will be deemed to be included in the Marks or the Brands, and the provisions of this Agreement will apply thereto.

2.

Notwithstanding the provisions of the preceding paragraph, in regard to New Trademarks, New Designs, and New Domains, if ZHD wishes to perform applications or registrations in PayPay’s name, submits a request in accordance with the forms separately designated by PayPay, and obtains PayPay’s consent, and PayPay performs the applications or registrations, only in that case shall ZHD bear the entire amount of the costs required by PayPay in performing investigations, applications, and registrations for those New Trademarks, New Designs, and New Domains (including compensation to PayPay’s agents, but excluding personnel fees and other internal costs of PayPay and costs necessary in maintaining rights). However, PayPay shall present an estimate of those costs to ZHD in advance and obtain ZHD’s approval.

3.

PayPay shall deliver an invoice to ZHD for the costs to be borne by ZHD under the preceding paragraph as soon as practicable after costs under the preceding paragraph arise. ZHD shall pay the amount stated in that invoice by the last day of the month following the month in which the invoice was received by remittance to the bank account designated by PayPay. Any remittance fees will be borne by ZHD.

Article 7 Compliance with the Guidelines

1.

When using the Marks and the Brands pursuant to Article 2 (License of the Marks and Brands), ZHD shall comply with the guidelines on the usage method of the Marks stated in Exhibit 7 (the “Guidelines”), and if there is a breach of the Guidelines, it will be deemed to be a breach of ZHD’s obligations under this Agreement.

2.	If ZHD grants sublicenses pursuant to Article 3 (Sublicense), Paragraph 1, ZHD shall cause the Sublicensees to comply with the Guidelines.

3.

Any applications, reports, or the like to be made to PayPay by the Sublicensees pursuant to the Guidelines must be made through ZHD, and if there is any request from PayPay, ZHD shall notify the Sublicensees of the relevant matters, provide guidance, and perform other such actions.

4.

In regard to the usage method of the Marks provided for in Exhibit 7, PayPay may amend the Guidelines (including the “PayPay Brand Guidelines” established by PayPay in accordance with the Guidelines and other guidelines that set out the details of the usage of the Marks and the Brands) to the commercially reasonable and necessary extent.

5.	If there is any contradiction or conflict between the provisions of this Agreement and the provisions of the Guidelines, the provisions of this Agreement will prevail.

Article 8 Maintaining Reputation of the Marks and the Brands

1.

ZHD and PayPay each recognize that the use of the Marks and the Brands by itself and its licensees is related to the business reputation of the other party and the Subsidiaries and Affiliates thereof represented by the Marks and the Brands and shall maintain the standards and image of the other party and ensure that those standards and image are not damaged when using the Marks and the Brands.

2.

If ZHD or PayPay receives a complaint from a third party in connection to the Marks or the Brands due to reasons attributable to itself or its licensees, it shall immediately report the details of that complaint and the policy for handling that complaint to the other party in accordance with the form separately determined by the other party, and if the other party reasonably determines that the details of the complaint are likely to have a non-minor negative impact on its business reputation or that of its Subsidiaries or Affiliates, the party that received the complaint shall take or cause its licensees to take the measures necessary to resolve the complaint in accordance with the instructions of the other party. Any costs necessary for those measures will be borne by the party that received the complaint or its licensees.

3.

ZHD and PayPay shall take the measures necessary to ensure that the Marks and the Brands do not lose their distinctiveness and that the reputation represented by the Marks and the Brands is not damaged.

Article 9 Brand Management

1.	By the Effective Date, PayPay and ZHD shall each appoint a brand manager who is responsible within their respective company for the use of the Marks and the Brands.

2.

By September 15, 2022 at the latest, PayPay and ZHD shall consider specific proposals regarding a system for smoothly sharing information on the usage status of the Marks and the Brands by both parties and shall agree in writing in regard thereto.

3.

In regard to the system provided for in the preceding paragraph, PayPay and ZHD shall establish a system so that the following matters are appropriately performed between their respective brand managers:

(1)

if PayPay licenses the use of the Marks or the Brands to a third party (including the ZHD Group), updating a list of those licensees at least once every three months and ensuring that ZHD is able to be aware of those licensees;

(2)

if ZHD sublicenses the use of the Marks or the Brands to the Sublicensees, updating a list of those sublicensees at least once every three months and ensuring that PayPay is able to be aware of those licensees;

(3)

ensuring that it is possible to regularly confirm matters such as the status and policies of the usage of brands by PayPay, its licensees other than ZHD, ZHD, and the Sublicensees (collectively, the “Users”), including matters such as the design consistency, similarity, and distinctiveness of the Marks and the Brands; and

(4)

if there is a complaint from a third party to a User in connection with the Marks or the Brands, or if a User becomes aware of an arising situation that would damage the reputation of the Marks or the Brands, ensuring that PayPay and ZHD are able to promptly be made aware of the details of that complaint or situation.

Article 10 Obligation to Prepare Materials Regarding Usage Status

During the Term (as defined in Article 16 (Term), Paragraph 1; the same applies hereinafter) of this Agreement, ZHD shall maintain and store samples that are representative of the materials in which the Trademarks have been used, and during the entire Term of this Agreement and for three years after the termination hereof, ZHD shall cooperate with PayPay in preparing documents and materials necessary for certifying the use of the Trademarks.

Article 11 Response to Infringement

1.

If ZHD discovers the use of the Trademarks or similar trademarks by a third party, ZHD shall promptly notify PayPay in writing, and if requested by PayPay, ZHD shall cooperate to the extent practicably reasonable in collecting and providing objects and materials to serve as evidence of that use and shall take the measures necessary to protect the rights of PayPay.

2.

PayPay reserves the right to file all litigation in regard to the infringement of the Mark Rights, and if PayPay chooses to use legal action to protect or maintain the Mark Rights, ZHD shall actively cooperate therein as requested by PayPay.

3.

PayPay shall promptly at its responsibility and expense seek injunctions, claim damages, or take other necessary and reasonable countermeasures to protect and maintain the Mark Rights in regard to infringements of the Mark Rights or the likelihood thereof. In addition, if PayPay is requested by ZHD to take such countermeasures, PayPay shall respond to that request in good faith.

Article 12 Other Prohibited Acts

1.	ZHD shall not apply or cause a Sublicensee to apply for any trademark that is identical to the Trademarks or is so similar as to cause misunderstanding or confusion (“Similar Trademarks”).

2.

If ZHD or a Sublicensee makes an application for a Similar Trademark in breach of the provisions of the preceding paragraph, PayPay may purchase the trademark rights relating to the Similar Trademark in consideration of the costs that were necessary in acquiring and maintaining those trademark rights (however, excluding personnel fees and other internal costs of ZHD or the Sublicensee). If PayPay wishes to purchase those trademark rights, ZHD shall sell them to PayPay and perform the procedures necessary for the transfer thereof (including procedures necessary for transfer registration).

3.

If ZHD applies or causes a Sublicensee to apply for a trademark (excluding Similar Trademarks) relating to marks that include “P,” that brings to mind services operated by PayPay (including the names thereof), ZHD shall obtain the prior written consent of PayPay.

4.

PayPay shall not waive the Mark Rights or engage in other acts that negate the effectiveness of rights and shall, at its responsibility and expense, appropriately renew the duration of the Mark Rights before the expiration thereof. If PayPay reasonably determines that it is inappropriate to renew Mark Rights, such as cases where no use of Marks by ZHD or the Sublicensees is found for two years or more in the reports from ZHD on usage status under the Guidelines, PayPay may choose to not renew the duration of those Mark Rights after prior consultation with ZHD.

5.

PayPay shall not transfer to a third party, register the setting of exclusive licenses, provide as security, or otherwise in any way dispose of the Mark Rights or the Brands without the prior written consent of ZHD. However, this will not apply if PayPay transfers the Mark Rights or the rights relating to the Brands to its wholly-owning Parent Company or wholly-owned Subsidiary after securing the right for ZHD to continue using the Mark Rights or the Brands pursuant to this Agreement or, through an organizational restructuring such as a merger or company split, succeeds the Mark Rights or the rights relating to the Brands to its wholly-owning Parent Company or wholly-owned Subsidiary after securing the right for ZHD to continue using the Mark Rights or the Brands pursuant to this Agreement and notifies ZHD in writing to that effect at least 30 days before the transfer or succession is performed.

Article 13 No Warranty

PayPay makes no representation or warranty, explicit or implied, to ZHD regarding any matter at any point in time in regard to the Marks and the Brands.

Article 14 Domain Names

1.

If it becomes necessary for ZHD to acquire a domain name necessary for the operation of its business relating to the Marks and the Brands, PayPay and ZHD shall consult each other regarding which party will acquire the domain name, and PayPay may decide which party will acquire the domain name in accordance with that consultation.

2.

If this Agreement is terminated, PayPay and ZHD shall consult each other regarding the handling of domain names relating to the Marks and the Brands acquired by ZHD on or after the Effective Date. In this case, if PayPay wishes to purchase those domain names, ZHD shall sell those domain names to PayPay for consideration equivalent to the costs that were necessary in acquiring and maintaining those domain names (however, excluding personnel fees and other internal costs of ZHD). If ZHD discards the domain names after the termination of this Agreement, ZHD shall do so at its expense.

Article 15 Liability

If either party incurs damage due to a breach of the provisions of this Agreement by the other party, that other party shall bear liability to compensate or indemnify the party for the damage incurred thereby to the extent that such damage is reasonably caused by such breach.

Article 16 Term Duration

1.

This Agreement will take effect on the Effective Date upon the condition that the Transfer provided for in the Transfer Agreement has been performed and will continue until this Agreement is terminated pursuant to Article 17 (Termination for Cause; Other Termination) (the “Term”).

2.

Notwithstanding the provisions of the preceding paragraph, Paragraph 1 and Paragraph 2 of Article 9 (Brand Management), Article 15 (Liability), this paragraph, Article 17 (Termination for Cause; Other Termination), Article 18 (Elimination of Antisocial Forces), and Article 20 (Confidentiality) through Article 24 (Consultation in Good Faith) will take effect immediately after the execution of this Agreement.

Article 17 Termination for Cause; Other Termination

1.	This Agreement will be terminated in any of the following cases:

(1)	PayPay and ZHD agree in writing to terminate this Agreement; or

(2)	this Agreement is terminated under the provisions of Paragraph 2 or Paragraph 3 of this Article or Article 18 (Elimination of Antisocial Forces).

2.	PayPay may immediately terminate this Agreement without any notice or demand for cure to ZHD if ZHD falls under any of the following.

(1)	ZHD commits a material breach of its obligations under this Agreement, and despite a written demand for cure, such breach is not cured within 30 days.

(2)	The dissolution (including by merger) of ZHD is decided, or a dissolution order is issued.

(3)	ZHD is subject to a dishonored note or check, is subject to suspension of transactions by a clearinghouse, becomes insolvent, or suspension of payments.

(4)

ZHD is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation proceedings, other equivalent legal insolvency proceedings, or voluntary liquidation proceedings, or any of these proceedings have commenced.

(5)	ZHD or a Sublicensee disputes the rights or validity of the Mark Rights.

3.	ZHD may immediately terminate this Agreement without any notice or demand for cure to PayPay if PayPay falls under any of the following circumstances.

(1)	PayPay commits a material breach of its obligations under this Agreement, and despite a written demand for cure, such breach is not cured within 30 days.

(2)	The dissolution (including by merger) of PayPay is decided, or a dissolution order is issued.

(3)	PayPay is subject to a dishonored note or check, is subject to suspension of transactions by a clearinghouse, becomes insolvent, or suspends payments.

(4)

PayPay is the subject of a petition for commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation proceedings, other equivalent legal insolvency proceedings, or voluntary liquidation proceedings, or any of these proceedings have commenced.

4.

Even after the termination of this Agreement, Paragraph 3 of Article 6 (Handling of New Marks On and After the Effective Date), Article 10 (Obligation to Prepare Materials Regarding Usage Status), Paragraph 2 of Article 12 (Other Prohibited Acts), Paragraph 2 of Article 14 (Domain Names), Article 15 (Liability), this paragraph, Paragraph 2 and Paragraph 3 of Article 18 (Elimination of Antisocial Forces), Article 19 (Procedure Upon Termination), Article 20 (Confidentiality), Article 21 (No Transfer), Article 23 (Governing Law and Jurisdiction), and Article 24 (Consultation in Good Faith) will remain in full force and effect.

Article 18 Elimination of Antisocial Forces

1.

Either party may immediately suspend performance of its obligations or terminate all or part of all agreements between the parties, including this Agreement, without assuming any liability and without prior notice or demand for cure, if any of the following entities are discovered to be an Antisocial Force (meaning an organized crime group, member of an organized crime group, person who ceased being an organized crime group member within the past five years, associate member of an organized crime group, company affiliated with an organized crime group, shareholder meeting extortionist (sokaiya), corporate extortionist acting under the guise of a social movement (shakai undo hyobo goro), corporate extortionist acting under the guise of political activity (seiji katsudo hyobo goro), organized crime group with special expertise (tokushu chino boryoku shudan), or similar person or group; “Antisocial Forces;” the same applies hereinafter) or discovered to have been involved with an Antisocial Force:

(1)	the other party;

(2)

a special interested party of the other party (meaning (a) an officer of the other party; (b) a spouse or relative by blood within the second degree of kinship of (a); (c) a company of which a majority of the voting rights are owned by (a) or (b); (d) a related company of the other party; or (e) an officer of (d));

(3)	a material employee of the other party;

(4)	a major shareholder or major trading partner of the other party; or

(5)	any other person who substantively controls the management of the other party.

2.

If either party falls under the case of the preceding paragraph, all of that party’s obligations to the other party (not limited to obligations under this Agreement) will automatically be accelerated and that party shall immediately pay the total amount of that party’s obligations in cash.

3.	The termination of agreements pursuant to this Article will not preclude claims for damages against the other party.

Article 19 Procedure Upon Termination

If this Agreement is terminated, ZHD shall, in accordance with the instructions of PayPay, cease and cause the Sublicensees to cease the use of the Marks and the Brands within the period reasonably necessary in order to terminate the use of the Marks and the Brands, such as by changing trade names or changing labels on products. However, the period reasonably necessary in order to terminate the use of the Marks and the Brands will be determined upon consultation between ZHD and PayPay.

Article 20 Confidentiality

1.

During the Term of this Agreement and for two years after the termination hereof, each party shall maintain as strictly confidential (i) all information directly or indirectly disclosed by the other party in the course of negotiating, executing, and performing this Agreement and (ii) the content of this Agreement and the existence, content, and sequence of events of negotiations in regard thereto (“Confidential Information”) and shall not disclose, provide, or divulge Confidential Information to a third party (excluding the officers, employees, attorneys-at-law, certified public accountants, certified public tax accountants, and other professionals who bear confidentiality obligations of the Sublicensees, the New Group Licensees, and ZHD) or use Confidential Information for any purpose other than the performance of this Agreement without the prior written consent of the other party. However, if a party receives a legally enforceable disclosure request from a public institution, the party may disclose Confidential Information to the minimum necessary extent only in order to comply with that request on the condition that the party promptly notifies the related parties.

2.	Notwithstanding the provisions of the preceding paragraph, Confidential Information does not include any information that falls under any of the following:

(1)	information that the party receiving the information (the “Receiving Party”) duly held before receiving it from the party disclosing the information (the “Disclosing Party”);

(2)	information independently developed without reference to information from the Disclosing Party;

(3)	information that was already public knowledge when the Receiving Party received it from the Disclosing Party;

(4)	information that became public knowledge after the Receiving Party received it from the Disclosing Party due to reasons not attributable to the Receiving Party; and

(5)	information duly obtained by the Receiving Party from a third party with legitimate authority without being subject to confidentiality obligations.

Article 21 No Transfer

PayPay and ZHD shall not transfer, assign, or succeed to a third party, provide as security for a third party, or otherwise in any way dispose of all or part of its status, rights, and obligations under this Agreement without the prior written consent of the other party. However, this will not apply to the cases provided for in the second sentence of Paragraph 5 of Article 12 (Other Prohibited Acts) in regard to PayPay or to cases in which ZHD succeeds all or part of its status, rights, or obligations under this Agreement to its wholly-owned Subsidiary through an organizational restructuring such as a merger or company split.

Article 22 Entire Agreement

This Agreement constitutes the entire agreement between the parties in regard to the license of the Marks and the Brands, and excluding the Transfer Agreement, all agreements or arrangements, whether written or oral, entered into between the parties in relation to that license before the execution of this Agreement will cease to be effective as of the Effective Date.

Article 23 Governing Law and Jurisdiction

1.	This Agreement is governed by and will be interpreted in accordance with the laws of Japan.

2.	PayPay and ZHD agree that the Tokyo District Court has exclusive jurisdiction as the court of first instance over any dispute arising due to or in connection with this Agreement.

Article 24 Consultation in Good Faith

PayPay and ZHD will consult in good faith to reach a resolution regarding any uncertainty regarding the provisions of this Agreement or any matters not provided for in this Agreement.

Remainder of this page intentionally left blank.

In witness whereof, this Agreement is prepared in duplicate, and each party shall affix its name and seal hereto and retain one original, or if using by electronic signature services, the parties shall affix their respective electronic signatures to a PDF of this Agreement, and each party shall retain that file or a copy thereof.

August 31, 2022

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo
PayPay Corporation
Ichiro Nakayama, Representative Director

ZHD:	1-3 Kioicho, Chiyoda-ku, Tokyo
Z Holdings Corporation
Kentaro Kawabe, Chairperson and Representative Director

Exhibit 1

Trademarks

•	As attached below.

•

If new trademark applications or registrations are made by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement, or if trademarks newly licensed by PayPay to ZHD on or after the Effective Date under Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 are added to the Trademarks, ZHD may update the list of the Trademarks by notifying PayPay separately in writing (including email) or by posting the relevant information on a separately designated website (however, for the avoidance of doubt, regardless of whether the list is updated or not, the addition to the Trademarks in accordance with Article 1 (Definitions), Item 1 or Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 will be made).

Exhibit 2

Designs

•	As attached below.

•

If new design applications or registrations are made by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement, or if designs newly licensed by PayPay to ZHD on or after the Effective Date under Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 are added to the Designs, ZHD may update the list of the Designs by notifying PayPay separately in writing (including email) or by posting the relevant information on a separately designated website (however, for the avoidance of doubt, regardless of whether the list is updated or not, the addition to the Designs in accordance with Article 1 (Definitions), Item 3 or Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 will be made).

Exhibit 3

Domains

•	As attached below.

•

If new domain name registration procedures or registrations are made by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement, or if domain names newly licensed by PayPay to ZHD on or after the Effective Date under Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 are added to the Domains, ZHD may update the list of the Domains by notifying PayPay separately in writing (including email) or by posting the relevant information on a separately designated website (however, for the avoidance of doubt, regardless of whether the list is updated or not, the addition to the Domains in accordance with Article 1 (Definitions), Item 5 or Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 will be made).

Exhibit 4

Works

•	As attached below.

•

If new works are created by ZHD in regard to the Brands from the execution of this Agreement to the Effective Date, and PayPay receives the transfer thereof under Article 2, Paragraph 2 of the Transfer Agreement, or if works newly licensed by PayPay to ZHD on or after the Effective Date under Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 are added to the Works, ZHD may update the list of the Works by notifying PayPay separately in writing (including email) or by posting the relevant information on a separately designated website (however, for the avoidance of doubt, regardless of whether the list is updated or not, the addition to the Works in accordance with Article 1 (Definitions), Item 6 or Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 will be made).

Exhibit 5

Brands

•	As attached below.

•

If logos, labels, or other brands newly licensed by PayPay to ZHD on or after the Effective Date under Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 are added to the Brands, ZHD may update the list of the Brands by notifying PayPay separately in writing (including email) or by posting the relevant information on a separately designated website (however, for the avoidance of doubt, regardless of whether the list is updated or not, the addition to the Brands in accordance with Article 6 (Handling of New Marks On and After the Effective Date), Paragraph 1 will be made).

Exhibit 6

Sublicensees

•	ZHD may add companies belonging to the ZHD Group as Sublicensees by notifying PayPay separately in writing by the Effective Date.